Exhibit 5.1

May 5, 2010

Board of Trustees

Pennsylvania Real Estate Investment Trust

200 South Broad Street

Philadelphia, PA 19102-3803

Ladies and Gentlemen:

We are acting as counsel to Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Company”), in connection with the public offering of up to 10,350,000 common shares of beneficial interest of the Company, par value $1.00 per share (the “Common Shares”), all of which Common Shares are to be sold by the Company pursuant to a prospectus supplement dated May 4, 2010 and the accompanying prospectus dated March 2, 2009 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3, including all pre-effective amendments thereto and as may be otherwise amended (File No. 333-155723) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that the Common Shares will not be issued in violation of the ownership limit contained in the Company’s Amended and Restated Trust Agreement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of Title 15 of the Pennsylvania Consolidated Statutes, as amended, currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Title 15 of the Pennsylvania Consolidated Statutes, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Constitution of Pennsylvania and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance and delivery of the Common Shares pursuant to the terms of the Underwriting Agreement, dated May 4, 2010, by and among the Company, PREIT Associates, L.P., a Delaware limited partnership and the Company’s operating partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule A attached thereto, and (ii) receipt by the Company of the consideration for the Common Shares specified in the resolutions of the Board of Trustees and the Pricing Committee of the Board of Trustees, the Common Shares will be validly issued, fully paid, and non-assessable.

Board of Trustees

Pennsylvania Real Estate Investment Trust

May 5, 2010

This opinion letter has been prepared for your use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Common Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

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Board of Trustees

Pennsylvania Real Estate Investment Trust

May 5, 2010

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

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